Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction
AKG Acoustics GmbH	Austria
AKG Acoustics GmbH	Germany
AKG Acoustics Limited	United Kingdom
Amek Systems and Controls Ltd.	United Kingdom
Amek Technology Group Limited	United Kingdom
Audax of America, Inc.	Delaware
Becker Service und Verwaltungs GmbH	Germany
BSS Audio	United Kingdom
C - Audio	United Kingdom
CAA Kabushiki Kaisha	Japan
Crown Audio, Inc.	Delaware
Digital Audio Research Limited	United Kingdom
Epicure Products, Inc.	Delaware
Fosgate, Inc.	Delaware
Harman (Suzhou) Electronics Co. Ltd.	China
Harman Audio de Mexico S.A. de CV	Mexico
Harman Audio Outlet, Inc.	Delaware
Harman Becker Automotive (Pty) Ltd.	South Africa
Harman Becker Automotive Systems - Wavemakers, Inc.	Canada
Harman Becker Automotive Systems (Becker Division) GmbH	Germany
Harman Becker Automotive Systems (Kentucky), Inc.	Delaware
Harman Becker Automotive Systems (Wisconsin), Inc.	Delaware
Harman Becker Automotive Systems Holding GmbH	Germany
Harman Becker Automotive Systems Kft.	Hungary
Harman Becker Automotive Systems S.A. de C.V.	Mexico
Harman Becker Automotive Systems, Inc.	Delaware
Harman Belgium NV	Belgium
Harman Consumer Finland OY	Finland
Harman Consumer International A/S	Denmark
Harman Consumer International SNC	France
Harman Consumer Manufacturing A/S	Denmark
Harman Consumer Nederland, B.V.	Netherlands
Harman Consumer UK	United Kingdom
Harman de Mexico S.A. de C.V.	Mexico
Harman Deutschland GmbH & Co. KG	Germany
Harman Enterprises, Inc.	Delaware
Harman Europe EEIG	United Kingdom
Harman Financial Group LLC	Delaware
Harman France SNC	France
Harman Holding GmbH & Co. KG	Germany
Harman Industries SNC	France
Harman International Industries Limited	United Kingdom
Harman International Japan Co. Ltd.	Japan
Harman International Singapore Pte. Ltd.	Singapore
Harman JBL (Suzhou) Ltd.	China
Harman Management GmbH	Germany
Harman Motive	United Kingdom
Harman Music Group, Incorporated	Delaware
Harman Pro North America, Inc.	Delaware
Harman Pro UK	United Kingdom
Harman Residential Group, Inc.	Delaware
Harman UK Limited	United Kingdom
Harman-Kardon, Incorporated	Delaware
Infinity Systems, Inc.	California
Innovative Systems GmbH Navigation-Multimedia	Germany
ISAS Gesellschaft für innovative Anwendungs-Software GmbH	Germany
ISGPAS General Purpose Applications Systems GmbH	Germany
JBL Incorporated	Delaware
Lexicon, Incorporated	Massachusetts
Madrigal Audio Laboratories, Inc.	Delaware
Margi Systems, Inc.	California
RH Audio Distribution Beteiligungs GmbH	Germany
RH Audio Distribution Verwaltungs GmbH	Germany
Son-Audax Loudspeakers Limited	United Kingdom
Soundcraft Electronics	United Kingdom
Studer Canada Limited	Canada
Studer Deutschland GmbH	Germany
Studer Digitec, S.A.	France
Studer Japan Ltd.	Japan
Studer Professional Audio AG	Switzerland
Studer UK	United Kingdom
Studer USA, Inc.	Delaware
TEMIC SDS GmbH	Germany
Total Audio Concepts Ltd.	United Kingdom